VITAL THERAPIES, INC. AMENDMENT NO. 1 TO CHANGE OF CONTROL AND SEVERANCE AGREEMENT This Amendment No. 1 to Change of Control and Severance Agreement (this “Amendment”) is made and effective as of [ ] (the “Amendment Effective Date”), and amends that certain Change of Control and Severance Agreement, dated as of [ ] (the “Agreement”), by and among Vital Therapies, Inc., a Delaware corporation (the “Company”), and [ ] (“Executive”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Agreement. RECITALS WHEREAS, the Company desires to amend the terms and conditions of the Agreement in order to maximize the opportunity and probability of closing a transaction whereby the Company would merge with another entity and be the surviving corporation; WHEREAS, Executive is willing to amend the terms and conditions of the Agreement and terminate certain outstanding stock options in exchange for the issuance of Restricted Stock Units pursuant to the Company’s 2014 Equity Incentive Plan on the terms communicated to Executive herewith; and WHEREAS, pursuant to Section 10(d) of the Agreement, the terms of the Agreement may be amended with the written consent of the Company and Executive. NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows: 1. Amendment and Restatement of Section 3(a). Section 3(a) of the Agreement is hereby amended and restated as follows: (a) Termination without Cause or Resignation for Good Reason Unrelated to a Change of Control. If the Company terminates Executive’s employment with the Company without Cause (excluding death or Disability) or if Executive resigns from such employment for Good Reason, and, in each case, such termination occurs outside of the Change of Control Period, then subject to Section 4, Executive will receive the following: (i) Accrued Compensation. The Company will pay Executive all Accrued Compensation. (ii) Severance Payment. Executive will receive a lump-sum payment (less applicable withholding taxes) equal to six (6) months of Executive’s annual base salary as in effect immediately prior to Executive’s termination date. The severance will be paid, less applicable withholdings, on the sixty-first (61st) day following Executive’s termination of employment (subject to any delay as may be required by Section 4(c)). (iii) Continuation Coverage. If Executive elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) within the time period prescribed pursuant to COBRA for Executive and Executive’s eligible dependents, then the Company will reimburse Executive for the COBRA premiums for such coverage (at the coverage levels in effect immediately prior to Executive’s termination) until the earlier of (A) a period of six (6) months from the date of termination or (B) the date upon which Executive and/or Executive’s eligible dependents are no longer eligible for COBRA continuation coverage. The reimbursements will be made by the Company to Executive consistent with the Company’s normal expense reimbursement policy. Notwithstanding the first sentence of this Section 3(a)(iii), if the Company determines in its sole discretion that it cannot provide the foregoing benefit without potentially violating, or being subject to an excise tax under, applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company will in lieu thereof provide to Executive a taxable monthly payment, payable on the last day of a given month (except as provided by the following sentence), in an amount equal to the monthly COBRA premium that Executive would be required to pay to continue the group health coverage for Executive and/or Executive’s eligible dependents in effect on the termination of employment date (which amount will be based on the premium for the first month of COBRA coverage), which payments will be made regardless of whether Executive and/or Executive’s eligible dependents elect COBRA continuation coverage and will commence on the month following Executive’s termination of employment and will end on the earlier of (x) the date upon which Executive obtains other employment or (y) the date the Company has paid an amount equal to six (6) payments. Any such taxable monthly payments that otherwise would have been paid to Executive within the sixty (60) days following Executive’s termination date instead will be paid on the sixty-first (61st) day following Executive’s termination of employment, with any remaining payments paid as provided in the prior sentence (subject to any delay as may be required by Section 4(c)). For the avoidance of doubt, the taxable payments in lieu of COBRA reimbursements may be used for any purpose, including, but not limited to continuation coverage under COBRA, and will be subject to all applicable tax withholdings. (iv) Accelerated Vesting of Equity Awards. One hundred percent (100%) of Executive’s then-outstanding and unvested Equity Awards will become vested in full. 2. Amendment and Restatement of Section 3(b). Section 3(b) of the Agreement is hereby amended and restated as follows: (b) Termination without Cause or Resignation for Good Reason in Connection with a Change of Control. If the Company terminates Executive’s employment with the Company without Cause (excluding death or Disability) or if Executive resigns from such employment for Good Reason, and, in each case, such termination occurs during the Change of Control Period, then subject to Section 4, Executive will receive the following: (i) Accrued Compensation. The Company will pay Executive all Accrued Compensation. (ii) Severance Payment. Executive will receive a lump-sum payment (less applicable withholding taxes) equal to twelve (12) months of Executive’s annual base salary as in -2-

effect immediately prior to Executive’s termination date or, if greater, at the level in effect immediately prior to the Change of Control less the ascribed value of all restricted stock units granted to the Executive as of the date approved by the Compensation Committee of the Board of Directors of $0.255 per unit. The severance will be paid, less applicable withholdings, on the sixty-first (61st) day following Executive’s termination of employment (subject to any delay as may be required by Section 4(c)). For the avoidance of doubt, if (x) Executive incurred a termination prior to a Change of Control that qualifies Executive for severance payments under Section 3(a)(ii); and (y) a Change of Control occurs within the six (6) months following Executive’s termination of employment that qualifies Executive for the superior benefits under this Section 3(b)(ii), then Executive shall be entitled to a lump-sum payment of the amount calculated under this Section 3(b)(ii), less amounts already paid under Section 3(a)(ii). If the calculation above results in the ascribed value of the RSUs in excess of the payment due under this Section 3(b)(ii), such excess amount shall reduce the payments to be made under Section 3(b)(iii) by such excess amount. Provided further, that if the Company cannot timely distribute freely tradable shares of common stock pursuant to the applicable restricted stock unit award agreement then the Company shall within three (3) business days pay the Executive a lump-sum payment (less applicable withholding taxes) equal to the value of such shares not delivered using the closing market price of the Company’s common stock on the date the shares were to have been delivered (iii) Bonus Payment. Executive will receive a lump-sum payment equal to one hundred percent (100%) of the higher of (A) the greater of (x) Executive’s target bonus as in effect for the fiscal year in which the Change of Control occurs or (y) Executive’s target bonus as in effect for the fiscal year in which Executive’s termination of employment occurs, or (B) Executive’s actual bonus for performance during the calendar year prior to the calendar year during which the termination of employment occurs, less any excess amount related to the ascribed value of the RSUs carried over from Section 3(b)(ii) above. For avoidance of doubt, the amount paid to Executive pursuant to this Section 3(b)(iii) will not be prorated based on the actual amount of time Executive is employed by the Company during the fiscal year (or the relevant performance period if something different than a fiscal year) during which the termination occurs. The bonus payment will be paid, less applicable withholdings, on the sixty-first (61st) day following Executive’s termination of employment (subject to any delay as may be required by Section 4(c)). (iv) Continuation Coverage. If Executive elects continuation coverage pursuant to COBRA within the time period prescribed pursuant to COBRA for Executive and Executive’s eligible dependents, then the Company will reimburse Executive for the COBRA premiums for such coverage (at the coverage levels in effect immediately prior to Executive’s termination) until the earlier of (A) a period of twelve (12) months from the date of termination or (B) the date upon which Executive and/or Executive’s eligible dependents become covered under similar plans. The reimbursements will be made by the Company to Executive consistent with the Company’s normal expense reimbursement policy. Notwithstanding the first sentence of this Section 3(b)(iv), if the Company determines in its sole discretion that it cannot provide the foregoing benefit without potentially violating, or being subject to an excise tax under, applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company will in lieu thereof provide to Executive a taxable monthly payment, payable on the last day of a given month (except as provided by the following sentence), in an amount equal to the monthly COBRA premium that Executive would be required to pay to continue Executive’s group health coverage in effect on the termination of employment date (which amount will be based on the premium for the -3-

first month of COBRA coverage), which payments will be made regardless of whether Executive elects COBRA continuation coverage and will commence on the month following Executive’s termination of employment and will end on the earlier of (x) the date upon which Executive obtains other employment or (y) the date the Company has paid an amount equal to twelve (12) payments. Any such payments that otherwise would have been paid to Executive within the sixty (60) days following Executive’s termination date instead will be paid on the sixty-first (61st) day following Executive’s termination of employment, with any remaining payments paid as provided in the prior sentence (subject to any delay as may be required by Section 4(c)). For the avoidance of doubt, the taxable payments in lieu of COBRA reimbursements may be used for any purpose, including, but not limited to continuation coverage under COBRA, and will be subject to all applicable tax withholdings. (v) Accelerated Vesting of Equity Awards. One hundred percent (100%) of Executive’s then-outstanding and unvested Equity Awards will become vested in full. 3. Amendment and Restatement of Section 6(c). Section 6(c) of the Agreement is hereby amended and restated as follows: (c) Change of Control Period. “Change of Control Period” will mean the period beginning on the date six (6) months prior to, and ending on the date that is twelve (12) months following, a Change of Control. 4. No Other Amendments. No amendments are made other than those expressly set forth in this Amendment, and all provisions of the Agreement unaffected by this Amendment remain in full force and effect. In the event of a conflict between the Agreement and this Amendment, this Amendment shall control. 5. Entire Agreement. This Amendment and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter of this Amendment and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as amended by this Amendment, the Agreement shall remain in full force and effect. 6. Severability. If one or more provisions of this Amendment are held to be unenforceable under applicable law, such provision shall be excluded from this Amendment and the balance of the Amendment shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms. 7. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. 8. Titles and Subtitles. The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment. -4-

9. Choice of Law. The validity, interpretation, construction and performance of this Amendment will be governed by the laws of the State of California (with the exception of its conflict of laws provisions). Any claims or legal actions by one party against the other arising out of the relationship between the parties contemplated herein (whether or not arising under this Amendment) will be commenced or maintained in any state or federal court located in the jurisdiction where Executive resides, and Executive and the Company hereby submit to the jurisdiction and venue of any such court. 10. Deadline. This Amendment shall become null and void if not executed by 15 days from the approval date by the Compensation Committee of the Company’s Board of Directors. [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK] -5-

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Change of Control and Severance Agreement as of the Amendment Effective Date. COMPANY VITAL THERAPIES, INC. By: Title: Date: EXECUTIVE Title: Date: [Signature Page of Amendment No. 1 to the Change of Control and Severance Agreement]